Exhibit 99.1

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-111586

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 21, 2004)

1,700,000 Shares

Common Stock

We are offering 1,700,000 shares of our common stock. Our common stock is quoted on The Nasdaq National Market under the symbol “SWWC.” The last reported sale price for our common stock on The Nasdaq National Market on August 18, 2004 was $11.97 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and page 6 in the accompanying prospectus.

	Per Share	Total
Public Offering Price	$11.9000	$20,230,000
Underwriting Discount	$0.5355	$910,350
Proceeds, before expenses, to Southwest Water Company	$11.3645	$19,319,650

We have granted the underwriters an option to purchase up to an additional 255,000 shares of our common stock within 30 days from the date of this prospectus supplement to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about August 24, 2004.

A.G. EDWARDS	JANNEY MONTGOMERY SCOTT LLC

J.J.B. HILLIARD, W.L. LYONS, INC.

The date of this prospectus supplement is August 18, 2004.

TABLE OF CONTENTS

Prospectus Supplement

Summary
Forward-Looking Statements
Capitalization
Use of Proceeds
Price Range of Common Stock and Dividends
Underwriting
Legal Matters
Experts
Where You Can Find More Information

Prospectus

Where You Can Find More Information
Incorporation of Certain Documents By Reference
Southwest Water Company
Risk Factors
Forward-Looking Statements
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of Capital Stock
Description of Debt Securities
Description of Warrants
Plan of Distribution
Validity of Securities
Experts

You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates as of which the information is given.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

Unless the context requires otherwise, in this prospectus supplement the terms “we,” “us,” “our” and “the Company” refer to Southwest Water Company and its subsidiaries.

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SUMMARY

This summary highlights selected information contained in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” and the documents and financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Southwest Water Company

Our Business

Southwest Water Company provides a broad range of water and wastewater services through two operating groups: our Services Group and our Utility Group. Our Services Group provides operations, maintenance, construction management, billing and collection, and other services to the water and wastewater industry. Our Utility Group owns and manages water and wastewater utilities in California, New Mexico and Texas. We provide our services, directly or indirectly, to more than two million people in 35 states. The following table sets forth the revenues of our groups for the periods indicated:

	Years Ended December 31,			Six Months Ended June 30,
	2001	2002	2003	2003	2004
				(unaudited)
	(in millions)

Services Group	$67	$79	$116	$53	$56
Utility Group	49	52	57	25	30
Total	$116	$131	$173	$78	$86

Our revenue growth has been driven both by acquisitions and organic growth of our operations. Revenues increased by approximately $42 million (or 32%) from 2002 to 2003. Of this revenue growth, approximately $18 million was attributable to full-year performance from an acquisition consummated in November 2002, and approximately $24 million was attributable to organic growth resulting from new customer connections and rate increases in our Utility Group and from additional contract work performed by our Services Group. Revenues in 2002 increased by approximately $15 million (or 13%) from 2001. Of the revenue growth in 2002, approximately $9 million was attributable to the November 2002 acquisition and to full-year performance of an acquisition consummated in August 2001, and approximately $6 million was attributable to organic growth from additional operation and maintenance contract work in our Services Group, as well as rate increases and new customer connections in our Utility Group.

Revenues in the first six months of 2004 increased by approximately $8 million (or 10%) compared to the same period of 2003. This revenue growth was due to the favorable effect of rate increases in our California and Texas utilities; increased water consumption due to dry weather in California; and increases in construction management, operations and maintenance service contracts in our Services Group. See “Summary Consolidated Financial Data” for additional information concerning our financial results.

Services Group

Our Services Group provides water and wastewater operation and maintenance services, facility management, construction management, sewer pipeline cleaning, billing and collection services, and state-certified water and wastewater laboratory analysis on a contract basis. The facilities we operate are owned by cities, public agencies, municipal utility districts and private entities primarily in Texas,

New Mexico, California, Colorado, Alabama, Mississippi and Georgia. While state and federal agencies issue regulations and standards regarding water quality, safety, environmental and other matters that affect our Services Group operations, the pricing of our services within the Services Group is not subject to regulation.

Utility Group

Our Utility Group owns and manages water and wastewater utilities. Our Utility Group operations include collecting, treating and distributing water for residential, commercial, municipal, industrial and fire protection purposes in California, New Mexico and Texas. In addition, we provide wastewater collection and treatment. State and federal agencies issue regulations regarding standards of water quality, safety, environmental and other matters that affect these operations. The rates that we can charge for water and wastewater usage are established or approved by government agencies.

The following table indicates the number of water connections that our California, New Mexico and Texas utilities served at the dates indicated:

	Water Connections as of December 31,
	2001	2002	2003
California	74,665	74,846	75,027
New Mexico	10,006	11,365	12,949
Texas	5,316	5,754	6,081
Total	89,987	91,965	94,057

Recent Developments

Utility Acquisitions

On July 14, 2004, we completed the acquisition of a Texas utility consisting of approximately 86 rural regulated water systems and 11 wastewater systems from Tecon Water Holdings, L.P. We renamed this utility Monarch Utilities, Inc. (Monarch). The acquired utility’s water and wastewater systems provide service to approximately 21,000 water and approximately 4,000 wastewater connections in Texas, and recorded revenues of approximately $13 million in 2003. This acquisition expanded our regulated operations in the state of Texas, where our Utility Group has provided service to approximately 6,000 customers. Similar to our other regulated utilities in Texas and New Mexico, Monarch plans to contract with our Services Group to provide certain operations, maintenance and construction services. We expect that the proximity of the Monarch systems to our Services Group and Texas Utility Group operations will allow us to obtain operating efficiencies by sharing overhead costs and employee competency in this region. The aggregate purchase price, which is subject to post-closing adjustments, was approximately $63 million, comprised of approximately $45 million in cash payments and the assumption of approximately $18 million in debt. Monarch filed a general rate case with the Texas Commission on Environmental Quality (TCEQ) in June 2003 and, as permitted in Texas, put the requested rates into effect in August 2003. The requested rates would represent an increase of approximately 21% from the rates previously approved by the TCEQ. We expect that a related acquisition of Tenkiller Utility Company, which serves approximately 500 water and wastewater connections in Oklahoma, will close in 2004.

Expanded Credit Facilities

In anticipation of the acquisition of Monarch, we negotiated an expansion and extension of our credit facilities with our primary commercial banks. These amendments to our credit agreements, completed in July 2004, expanded our borrowing capacity under our lines of credit from $40 million to

$70 million and extended the maturity dates of the facilities from September 2005 to September 2006. This expansion of our credit facilities provided us with additional funds to consummate the acquisition of Monarch. The total borrowing availability under our lines of credit was approximately $12 million immediately following the acquisition of Monarch.

Dividend Increase

On August 6, 2004, we announced a 10.5% increase in our quarterly common share cash dividend, from $0.0475 to $0.0525 per share. The dividend will be paid on October 21, 2004 to stockholders of record on September 30, 2004.

Earnings for the Six Months Ended June 30, 2004

Our net income for the six months ended June 30, 2004 increased by approximately 48% to $2.6 million from $1.7 million in the same period of 2003. Revenues increased approximately $8 million (or 10%), to approximately $86 million in the six months ended June 30, 2004 from approximately $78 million in the same period of 2003. This increase in revenues is primarily attributable to the favorable effect of rate increases in our California and Texas utilities; increased water consumption due to dry weather in California; and increases in construction management, operations and maintenance services contracts in our Services Group. These revenue gains were partially offset by additional costs incurred due to increased activity under our construction management and operation and maintenance contracts, and increased water production at our California utility due to the effect of dry weather.

Recent Events Affecting the Number of Shares Outstanding

In March 2004, we completed a public offering of 1,610,000 shares of our common stock. The 1,610,000 shares were sold at $13.58 per share and our net proceeds were approximately $20.6 million. We used proceeds from this offering to reduce amounts outstanding under our lines of credit.

During the six months ended June 30, 2004, approximately $2.2 million of our 6.85% fixed-rate convertible subordinate debentures were converted into approximately 180,000 shares of our common stock.

Internal Controls

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to document, test, and provide an assessment of the effectiveness of our internal controls annually beginning with the year ending December 31, 2004. We are preparing for compliance with Section 404 and have engaged a national accounting firm to review and assist our work on this project. In March 2004, management, in consultation with our independent accountants, identified deficiencies in certain aspects of the monitoring and analysis components of the internal control procedures in our Services Group segment, which constituted a reportable condition (as defined in AU 325, Communication of Internal Control Related Matters Noted in an Audit of the AICPA Professional Standards). The identified deficiencies did not require any restatement of our consolidated financial statements for any prior period. Management is implementing changes which we expect will rectify these deficiencies during 2004. For additional information, see “Item 9A. Controls and Procedures” in our Form 10-K for the year ended December 31, 2003 and “Item 4. Controls and Procedures” in our Form 10-Q for the quarter ended June 30, 2004, incorporated by reference in this prospectus supplement and the accompanying prospectus and “Forward-Looking Statements” in this prospectus supplement.

Corporate Information

Southwest Water Company was incorporated in California in 1954. We reincorporated in Delaware in 1988. Our principal executive offices are located at 624 South Grand Avenue, Suite 2900,

Los Angeles, California 90017 and our telephone number is (213) 929-1800. Our corporate web site is http://www.swwc.com. Information contained on our website is not a part of this prospectus supplement.

Risk Factors

For information concerning risks affecting our business and related to our common stock, see the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, incorporated by reference into this prospectus supplement, and the “Risk Factors” section in the accompanying prospectus.

The Offering

Common stock being offered by us	1,700,000 shares
Common stock to be outstanding after the offering	18,230,822 shares
Use of proceeds

We expect the net proceeds of this offering, after underwriting discounts and payment of offering expenses, to be approximately $19.1 million. We expect to use all of the net proceeds from this offering to repay a portion of our outstanding indebtedness under our lines of credit, a significant portion of which was incurred in connection with our July 2004 acquisition of Monarch.

Nasdaq National Market symbol	SWWC

The number of shares of our common stock outstanding after the offering is based on the number of shares outstanding as of June 30, 2004 and excludes:

•                  2,703,853 shares of common stock reserved for the exercise of options and warrants outstanding at a weighted-average exercise price of $8.26 per share;

•                  1,463,401 shares of common stock available for future grants under our stock option plans;

•                  861,231 shares of common stock available for issuance under our amended and restated employee stock purchase plan;

•                  278,481 shares of common stock available for issuance under our dividend reinvestment and stock purchase plan;

•                  441,000 shares of common stock reserved for issuance to the minority stockholders in certain of our subsidiaries under an acquisition agreement;

•                  130,232 shares of common stock reserved for issuance upon the exercise of warrants outstanding; and

•                  1,441,408 shares of common stock issuable upon the conversion of our 6.85% fixed rate convertible subordinate debentures due July 1, 2021.

Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

Summary Consolidated Financial Data

The summary consolidated financial data presented below as of the end of and for each of the three years ended December 31, 2003 are derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected historical financial information for the six months ended June 30, 2004 and 2003 is derived from our unaudited consolidated financial statements, incorporated by reference into this prospectus supplement and the accompanying prospectus. In our opinion, the unaudited consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the periods presented. You should read the information set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Financial Data” and our consolidated financial statements and their related notes in our Form 10-K for the year ended December 31, 2003 and our Form 10-Q for the quarter ended June 30, 2004 incorporated by reference into this prospectus supplement and the accompanying prospectus. Our historical results are not necessarily indicative of future operating results.

	Years Ended December 31,			Six Months Ended June 30,
	2001	2002	2003	2003	2004
				(unaudited)
	(in thousands, except per share data)

Income Statement Data:
Revenues	$115,547	$130,800	$172,974	$77,578	$85,421
Operating income	11,731	10,774	14,792	4,418	6,101
Gain on sales of land	—	119	728	720	—
Other income (expense)	298	2,551	(70)	(119)	(174)
Net income	5,451	6,002	7,193	1,740	2,571
Net income available for common shares	5,424	5,975	7,166	1,726	2,557

Basic earnings per common share	$0.43	$0.46	$0.51	$0.13	$0.16
Diluted earnings per common share	0.41	0.44	0.49	0.12	0.15
Cash dividends per common share	0.15	0.16	0.18	0.08	0.10

Weighted Average Outstanding Common Shares:
Basic	12,732	12,967	13,971	13,295	15,637
Diluted	13,217	13,668	14,661	13,840	16,517

	As of December 31,			As of June 30,
	2001	2002	2003	2003	2004
				(unaudited)
	(in thousands)

Balance Sheet Data:
Total assets	$225,186	$268,744	$296,222	$276,672	$311,824
Property, plant and equipment, net	171,124	202,895	219,519	210,440	227,725
Long-term debt and lines of credit	64,830	80,985	73,102	74,580	60,755
Stockholders’ equity	55,718	61,837	79,667	74,586	104,289

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. References to our plans, goals, beliefs or expectations, and statements using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” and similar expressions, are generally intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements in our Form 10-K for the year ended December 31, 2003 and our Form 10-Q for the quarter ended June 30, 2004 incorporated by reference in this prospectus supplement. Forward-looking statements are subject to risks and uncertainties, including those set forth in “Risk Factors” in the accompanying prospectus and in “Risk Factors” in our Form 10-K for the year ended December 31, 2003 incorporated by reference in this prospectus supplement, that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could affect forward-looking statements relating to the resolution of the reportable condition with respect to internal controls discussed in Item 9A in our Form 10-K for the year ended December 31, 2003 and in Item 4 in our Form 10-Q for the quarter ended June 30, 2004 include, among other things: our ability to rectify the deficiencies during 2004; our ability to identify and retain qualified and experienced financial personnel at the Services Group; our ability to design and maintain policies and procedures which enable us to avoid any reoccurrence of the matters which gave rise to the reportable condition; and our ability to implement policies and procedures including documentation that meets the internal control over financial reporting requirements of the rules adopted by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements. You should carefully review all information, including the information under “Risk Factors” and the financial statements and the related disclosures incorporated by reference in this prospectus supplement and the accompanying prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2004:

•                  on an actual basis;

•                  on a pro forma basis giving effect to the incurrence of approximately $45 million under our bank lines of credit and assumption of approximately $18 million in debt in connection with the Monarch acquisition in July 2004; and

•                  on a pro forma basis as adjusted to give effect to our sale of 1,700,000 shares of our common stock in this offering at a public offering price of $11.90 per share and our application of the proceeds therefrom of $19,119,650 (net of underwriting discounts and commissions and estimated offering expenses of $200,000) to pay down a portion of the borrowings outstanding under the bank lines of credit.

The information set forth in the table below is reported on a consolidated basis and is only a summary and should be read together with our financial statements and the related notes, in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2004
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands)

Bank lines of credit	$7,009	$52,009	$32,889

Long-term debt, including current portion	57,871	75,796	75,796

Stockholders’ equity:
Preferred stock, $0.01 par value; 250,000 shares authorized; 9,328 issued and outstanding.	466	466	466
Common stock, $0.01 par value; 75,000,000 shares authorized; 16,530,822 shares issued and outstanding, actual and pro forma; 18,230,822 shares issued and outstanding, pro forma as adjusted	165	165	182
Paid-in capital	79,631	79,631	98,734
Retained earnings	24,027	24,027	24,027

Total stockholders’ equity	104,289	104,289	123,409

Total capitalization	$169,169	$232,094	$232,094

USE OF PROCEEDS

We estimate that our net proceeds from the offering will be approximately $19.1 million, after deducting the underwriting discount and commissions and estimated offering expenses payable by us. We expect to use all of the net proceeds from this offering to repay a portion of our outstanding debt under our bank lines of credit with Bank of America, N.A. and Union Bank of California. N.A., which bore interest at a weighted average rate of approximately 3.9% as of August 17, 2004 and mature in September 2006. A significant portion of the outstanding balances on these lines were incurred in connection with our July 2004 acquisition of Monarch.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is quoted on The Nasdaq National Market under the symbol “SWWC.” On August 18, 2004, the last reported sale price per share of our common stock was $11.97 per share. The following table sets forth the intra-day high and low bid prices for our common stock for the periods indicated and the dividends declared by us on our common stock during each such period:

	Southwest Water Company
	High	Low	Dividends
Year Ended December 31, 2002
First Quarter	$11.57	$9.60	$0.0400
Second Quarter	13.64	10.17	0.0400
Third Quarter	13.57	8.43	0.0400
Fourth Quarter	10.71	9.01	0.0435
Year Ended December 31, 2003
First Quarter	10.50	9.08	0.0435
Second Quarter	10.92	8.96	0.0435
Third Quarter	10.88	9.56	0.0435
Fourth Quarter	12.38	10.43	0.0475
Year Ending December 31, 2004
First Quarter	15.79	11.89	0.0475
Second Quarter	14.04	11.36	0.0475
Third Quarter (through August 18, 2004)	13.36	11.80	0.0525

As of August 18, 2004, there were approximately 2,521 holders of record of our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the number of shares of our common stock set forth opposite the name of each underwriter.

Underwriter	Number of Shares
A.G. Edwards & Sons, Inc.	1,020,000
Janney Montgomery Scott LLC	510,000
J.J.B. Hilliard, W.L. Lyons, Inc.	170,000
Total	1,700,000

Under the terms and conditions of the underwriting agreement, the underwriters have agreed to take and pay for all the shares of common stock offered by this prospectus supplement and the accompanying prospectus, if any are taken.

The underwriters are offering the shares of our common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Over-allotment Option.    We have granted an option to the underwriters to purchase up to an aggregate of 255,000 additional shares of our common stock at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock proportionate to the number initially purchased by that underwriter as reflected in the above table.

Offering Price, Concessions and Reallowances.    The underwriters have advised us that they propose initially to offer the shares of our common stock to the public at the public offering price on the cover page of this prospectus supplement and to certain securities dealers at that price less a concession not in excess of $0.32 per share. The underwriters may allow, and such dealers may reallow, discounts not in excess of $0.10 per share to other dealers. After we release the shares of common stock for sale to the public, the underwriters may vary the offering price and other selling terms from time to time.

The following table shows the per share and total public offering price, underwriting discounts and commissions to be paid to the underwriters and proceeds before expenses to us, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:

	Per Share	No Exercise	Full Exercise
Public offering price	$11.9000	$20,230,000	$23,264,500
Underwriting discounts and commissions	$0.5355	$910,350	$1,046,903
Proceeds, before expenses, to us	$11.3645	$19,319,650	$22,217,597

We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be $200,000.

Price Stabilization and Short Positions.    In connection with this offering, the rules of the Securities and Exchange Commission permit the underwriters to engage in transactions that stabilize the price of the common stock. Those transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock.

If the underwriters create a short position in the common stock in connection with the offering (i.e., if they sell more shares than are listed on the cover of this prospectus supplement), the underwriters may reduce that short position by purchasing shares in the open market. The underwriters may also elect to reduce any short positions by exercising all or part of the over-allotment option described above. Purchases of the common stock to stabilize its price or to reduce a short position may cause the price of the common stock to be higher than it might be in the absence of those purchases.

Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither the underwriters nor we make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Restrictions on Sales of Similar Securities.    We have agreed that, for 90 days after the date of this prospectus supplement, we will not directly or indirectly sell, offer or enter into an agreement to sell, grant any option for the sale of, or otherwise dispose of any shares of our common stock or securities convertible into, or exercisable for, shares of our common stock, except for securities (a) offered and sold under our employee or director benefit or compensation plans; (b) offered and sold under our existing Dividend Reinvestment Plans; (c) offered and sold under our existing Employee Stock Purchase Plans; (d) issued upon conversion of our existing convertible subordinated debentures or upon exercise of warrants; or (e) offered and sold under this prospectus supplement and the accompanying prospectus, unless we have first obtained the written consent of A.G. Edwards & Sons, Inc. We have also agreed not to file during that period, without the prior written consent of A.G. Edwards & Sons, Inc., a registration statement with the Securities and Exchange Commission relating to the sale of shares of our common stock or securities convertible into, or exercisable for, shares of our common stock, except for the aforementioned purposes.

Our directors and executive officers will enter into lock-up agreements whereby they will agree, subject to certain exceptions, that for 90 days after the date of this prospectus supplement, they will not directly or indirectly sell, offer or enter into an agreement to sell, grant any option for the sale of, or otherwise dispose of any shares of our common stock or securities convertible into, or exercisable for, shares of our common stock, without the prior written consent of A.G. Edwards & Sons, Inc.

Other Relationships.    In the ordinary course of business, certain of the underwriters and their affiliates have provided and continue to provide financial advisory and investment banking services for us and our affiliates for customary fees. A.G. Edwards & Sons, Inc. represented the seller of Monarch, which we acquired on July 14, 2004. A.G. Edwards & Sons, Inc. received customary fees for its services.

LEGAL MATTERS

The validity of the common stock will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain matters relating to the common stock will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

EXPERTS

The audited consolidated financial statements and schedules as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The report refers to a change in accounting for goodwill and other intangible assets in 2002.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (Reg. No. 333-111586) with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms.

SEC rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to documents we file with them. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 15, 2004 and any filings since such date made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such documents that is deemed not to be filed) until we sell all of the securities covered by this prospectus supplement.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Southwest Water Company
Attention: Investor Relations
624 S. Grand Ave., Suite 2900
Los Angeles, CA 90017
(213) 929-1800

1,700,000 Shares

Common Stock

A.G. EDWARDS	JANNEY MONTGOMERY SCOTT LLC

J.J.B. HILLIARD, W.L. LYONS, INC.

The date of this prospectus supplement is August 18, 2004.